UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

REIGN SAPPHIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9465 Wilshire Boulevard

Beverly Hills, California 90212

(Address of Principal Executive Offices)

(213) 457-3772

(Registrant's telephone number, including area code)

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

Issuance of Incentive Shares, Notes and Warrants

On December 23, 2015, Reign Sapphire Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to certain institutional investors of up to (i) 2,500,043 shares of the Company’s Common Stock (the “Incentive Shares”); (ii) $862,500 aggregate principal amount of Secured Convertible Notes (the “Notes”) and (iii) Common Stock Purchase Warrants to purchase up to an aggregate of 7,187,542 shares of the Company’s Common Stock (the “Warrants”).  The Incentive Shares, Notes and Warrants were issued as of December 23, 2015 (the “Original Issue Date”). Purchasers received (i) Incentive Shares at the rate of 2.8986 Incentive Shares for each $1.00 of Note principal issued to such Purchaser; (ii) a Note with a principal amount of $1.00 for each $0.86956 for each $1.00 paid by each purchaser for such purchaser’s Note; and (iii) Warrants to purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s Note principal amount divided by $0.12, the conversion price in effect on the Initial Closing Date, with a per share exercise price equal to $0.30, subject to adjustment. The aggregate cash subscription amount received by the Company from the purchasers for the issuance of the Incentive Shares, Notes and Warrants was $750,537.50 (the “Subscription Amount”). This summary is not a complete description of all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference into this Item 1.01.

Terms of Notes; Collateral and Guarantees; Optional Redemption

The Notes mature on June 23, 2017, eighteen (18) months after the Original Issue Date, and provide for interest to accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law after the occurrence of any event of default as provided in the Notes. At any time after the Original Issue Date, the holders, at their option, may convert the outstanding principal balance and accrued interest into shares of Common Stock of the Company. The initial conversion price for the principal and interest in connection with voluntary conversions by a holder of a Note is $0.12 per share, subject to adjustment as provided therein. Each Note, for example, is subject to adjustment upon certain events such as stock splits and has full ratchet anti-dilution protections for issuance of securities by the Company at a price that is lower than the then-current conversion price except for certain exempt issuances. Each Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. None of the holders of the Note have the right to convert any portion of their Note if it (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). The Notes include customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Notes and accrual of interest as described above. As described below, the Notes are collectively collateralized by substantially all of the assets of the Company and guarantees of payment of the Notes have also been delivered by certain parties. The foregoing description is qualified in its entirety by reference to the full text of the form of Note filed as Exhibit 10.2 hereto and is incorporated by reference into this Item 1.01.

In connection with the Purchase Agreement, the Company also entered into a security agreement, dated December 23, 2015 (the “Security Agreement”) with the collateral agent for the holders of the Notes. The Security Agreement provides the holders a security interest in substantially all of the assets of the Company, subject to the terms of the security agreement. This summary is not a complete description of all of the terms of the Security Agreement and is qualified in its entirety by reference to the full text of the Security Agreement filed as Exhibit 10.3 hereto, which is incorporated by reference into this Item 1.01.

In addition, pursuant to the terms of guaranty agreements between them and the holders of the Notes dated December 23, 2015, Joseph Segelman, the Chief Executive Officer and President of the Company, and Australian Sapphire Corporation (“ASC”), a stockholder of the Company which is wholly-owned by Joseph Segelman, guaranteed payment of all amounts owed under the Notes, subject to the terms of such guaranty agreements. The guaranty agreement delivered by Joseph Segelman is referred to herein as the “Personal Guaranty” and the guaranty agreement delivered by ASC is referred to herein as the “Corporate Guaranty”. ASC also granted the holders of the Notes a security interest in substantially all of the assets of ASC, subject to the terms of a security agreement entered into by and among the collateral agent for the holders of the Notes and ASC (the “Guarantor Security Agreement”). This summary is not a complete description of all of the terms of the agreements referred to in this paragraph and is qualified in its entirety by reference to the full text of the Corporate Guaranty, Guarantor Security Agreement and Personal Guaranty filed as Exhibits 10.4, 10.5 and 10.6 hereto, respectively, which are all incorporated by reference into this Item 1.01.

The Notes provide that commencing six (6) months after the Original Issue Date, the Company will have the option of prepaying the outstanding principal amount of the Notes (an “Optional Redemption”), in whole or in part, by paying to the holders a sum of money in cash equal to one hundred percent (100%) of the principal amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the holder arising under the Note through the Redemption Payment Date (as defined below) and 2.8986 shares of Common Stock of the Company for each $1.00 of Note principal amount being redeemed. The Company’s election to exercise its Optional Redemption rights must be by notice in writing (a “Notice of Redemption”) that specifies the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be a date certain not sooner than thirty (30) trading days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption, if given, may be given on the first Trading Day following twenty (20) consecutive Trading Days (the “Lookback Period”) during which all of the “Equity Conditions”, as defined in the Notes and described below, have been in effect. A Notice of Redemption shall not be effective with respect to any portion of the principal amount for which the holder has previously delivered an election to convert, or for conversions initiated or made by the holder during the Redemption Period. A Notice of Redemption is subject to certain other limitations described in the Notes and the failure of the Company to pay the Redemption Amount on the Redemption Payment Date may be deemed by the holder to be a non-curable event of default under the Notes.

As discussed above, the ability of the Company to exercise its Optional Redemption rights is subject to satisfaction of all of the “Equity Conditions”, a term which is defined in the Notes to mean, during the period in question, (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more notices of conversion of the applicable holder on or prior to the dates so requested or required, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the applicable holder in respect of the Note and the other documents executed and delivered in connection with the issuance of the Notes and as specifically defined in the Purchase Agreement (the “Transaction Documents”), (c) there is either (i) an effective registration statement pursuant to which the holders are permitted to utilize the prospectus thereunder to resell all of the shares issuable upon conversion of the Notes (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), or (ii) all of the Conversion Shares and Warrant Shares (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner of sale restrictions or current public information requirements; and Company counsel has delivered to the Company’s transfer agent and holder a standing, written unqualified opinion that resales may then be made by the holder of all of the holder’s Conversion Shares and Warrant Shares pursuant to such effective registration statement, (d) the Common Stock is trading on a trading market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on the trading market (and the Company believes, in good faith, that trading of the Common Stock on such trading market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) an Event of Default (as defined in the Notes) has not occurred, whether or not such Event of Default has been cured, (g) there is no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (h) the issuance of the shares in question to the applicable holder would not exceed the Beneficial Ownership Limitation, (i) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction (each as defined in the Notes) that has not been consummated, and (j) the applicable holder is not in possession of any information provided by Borrower that constitutes, or may constitute, material non-public information.

Terms of Warrants

As described above, holders of the Notes received Warrants to purchase up to a number of shares of Common Stock equal to 100% of such holder’s Note principal amount divided by $0.12, which is the conversion price of the Notes in effect on the Initial Closing Date. The initial exercise price for the Warrants is $0.30 per share, subject to adjustment as described below, and the Warrants are exercisable for five years after the Initial Trading Date, which is defined in the Purchase Agreement as the third day on which the Common Stock of the Company actually trades on a Trading Market (as defined in the Purchase Agreement) with at least two market makers. The Warrants are exercisable for shares of Common Stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis at any time there is no effective registration statement registering the shares of Common Stock underlying the Warrants. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the Warrants is also subject to full ratchet price adjustment if the Company sells or grants any option to purchase, sell or re-price any Common Stock or Common Stock Equivalents (as defined therein) at an exercise price lower than the then-current exercise price of the Warrant with the exception for certain exempted issuances and subject to certain limitations on the reduction of the exercise price as provided in the Warrants. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction; provided that upon the occurrence of certain fundamental transactions, the holder can require the Company to purchase the Warrant for cash at a price equal to the higher of the Black Scholes Value of the unexercised portion of the Warrant or difference between the cash per share paid in the fundamental transaction and the exercise price per share. The holder of Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. The foregoing description is qualified in its entirety by reference to the full text of the form of Warrant filed as Exhibit 10.7 hereto and is incorporated by reference into this Item 1.01.

Subsequent Closing Rights and Obligations

The Purchase Agreement provides that the Company with respect to all, but not fewer than all of the purchasers of the Notes or each purchaser of a Note for himself, respectively, until two years after the Initial Trading Day, but not later than three years after the Initial Closing Date may require a subsequent closing (“Subsequent Closing”) for up to an additional subscription amount equal to the Subscription Amount paid on the Initial Closing Date on the same terms and conditions as the initial closing described above. The Subsequent Closing must take place within twenty (20) business days after the Company or a purchaser, as the case may be, has provided the other parties to this Agreement notice (“Subsequent Closing Notice”) and a signed certificate that all of the closing conditions required to be satisfied by such notice giving party will be satisfied as of the Subsequent Closing.

The respective obligations of the purchasers in connection with any Subsequent Closing are subject to certain conditions set forth in the Purchase Agreement including, without limitation, the absence of any suspension in trading of the Company’s Common Stock at any time prior to the date of the Subsequent Closing and the non-occurrence of any event of default under the Notes nor an event which with giving of notice or the pass of time could be or become an event of default. In addition, the purchase shall have no obligations in connection with any Subsequent Closing unless (i) during the period commencing six months after the Initial Closing Date, and ending not later than ten days before the date of the Subsequent Closing Notice, the closing bid price of the Common Stock as reported by Bloomberg L.P. for the principal trading market for the Company’s Common Stock shall have been $0.25 or greater for twenty (20) consecutive trading days with average daily trading volume of 300,000 shares of Common Stock during such twenty (20) trading days; and (ii) the Company has reporting in a timely filed Form 10-K, or Form 10-Q, or other financial statement certified as true and accurate, by the Company’s United States certified public accountant, gross revenues in the ordinary course of business derived from the sale of gems of not less than $500,000, determined according to GAAP for any consecutive twelve month period commencing with the first full calendar month after the Original Issue Date.

The terms and conditions governing the securities to be issued in connection with the Subsequent Closing shall be substantially similar to the securities issued in connection with the closing on the Initial Closing Date (the “Initial Closing”), mutatis mutandem, except that if the Subsequent Closing is initiated by a purchaser, the Guarantor Security Agreement, the Corporate Guaranty and the Personal Guaranty shall not apply to the Notes issued in connection with such purchaser-initiated Subsequent Closing and the Warrants issued in connection with the Subsequent Closing shall not include the full-ratchet price adjustment provisions included in the Warrants issued at the Initial Closing. Neither the Company nor a purchaser will be permitted to require a Subsequent Closing with respect to an amount of Subsequent Closing Note principal equal to the amount of the Initial Closing Note principal for which the Company has delivered an Optional Redemption Notice (as described above), except that the rights of a purchaser with regard to a Subsequent Closing will be fully restored in the event the Company does not timely comply with the Company’s obligations after delivery of such Optional Redemption Notice.

Additional Purchaser Rights and Company Obligations

The Purchase Agreement includes additional purchaser rights and Company obligations including obligations on the Company to satisfy the current public information requirements under SEC Rule 144(c); obligations on the Company with respect to the use of proceeds from the sale of securities under the Purchase Agreement; purchaser rights to approve certain subsequent equity sales by the Company; purchaser rights to participate in future Company financings; and piggy-back registration rights in favor of the purchasers. Reference should be made to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

The Notes mature on June 23, 2017, eighteen (18) months after the Original Issue Date, and provide for interest to accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law after the occurrence of any event of default as provided in the Notes. At any time after the Original Issue Date, the holders, at their option, may convert the outstanding principal balance and accrued interest into shares of Common Stock of the Company. The initial conversion price for the principal and interest in connection with voluntary conversions by a holder of a Note is $0.12 per share, subject to adjustment as provided therein. Each Note, for example, is subject to adjustment upon certain events such as stock splits and has full ratchet anti-dilution protections for issuance of securities by the Company at a price that is lower than the then-current conversion price except for certain exempt issuances. Each Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. None of the holders of the Note have the right to convert any portion of their Note if it (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). The Notes include customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Notes may be entitled to take various actions, which may include the acceleration of amounts due under the Notes and accrual of interest as described above. As described below, the Notes are collectively collateralized by substantially all of the assets of the Company and guarantees of payment of the Notes have also been delivered by certain parties. The foregoing description is qualified in its entirety by reference to the full text of the form of Note filed as Exhibit 10.2 hereto and is incorporated by reference into this Item 2.03.

In connection with the Purchase Agreement, the Company also entered into a security agreement, dated December 23, 2015 (the “Security Agreement”) with the collateral agent for the holders of the Notes. The Security Agreement provides the holders a security interest in substantially all of the assets of the Company, subject to the terms of the security agreement. This summary is not a complete description of all of the terms of the Security Agreement and is qualified in its entirety by reference to the full text of the Security Agreement filed as Exhibit 10.3 hereto, which is incorporated by reference into this Item 2.03.

See Item 1.01 for a description of the Company’s Optional Redemption rights with respect to the Notes.

Item 3.02.          Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The Incentive Shares, Notes and Warrants issued by the Company pursuant to the terms of the Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. No general solicitation or general advertising was used in connection with the offering of the Incentive Shares, Notes and Warrants. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company disclosed to the investors, and the investors acknowledged, that the Incentive Shares, Notes, Warrants and all shares of underlying Common Stock of the Company could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the certificates or instruments representing the Incentive Shares, Notes and Warrants included, and the certificates representing the common stock to be issued upon conversion or exercise of the Notes and Warrants will include, a legend to that effect.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 22, 2015, the board of directors and stockholders of the Company approved the amendment and restatement of the Company’s 2015 Equity Incentive Plan (the “Amended and Restated Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder from 10,000,000 to 14,000,000. No other changes were made to the Amended and Restated Plan, the full text of which is filed as Exhibit 10.8 hereto and is incorporated by reference into this Item 5.02.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 22, 2015, the board of directors and stockholders of the Company approved the amendment and restatement of the Company’s Certificate of Incorporation to (i) increase the total number of shares which the Company is authorized to issue from One Hundred Ten Million (110,000,000) shares to One Hundred Sixty Million (160,000,000) shares and (ii) increase the number of authorized shares designated as Common Stock, par value $0.0001, from One Hundred Million (100,000,000) shares to One Hundred Fifty Million (150,000,000) shares. The Amended and Restated Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on December 22, 2015, is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

Effective as of December 22, 2015, the stockholders of the Company approved (1) the amendment and restatement of the Company’s 2015 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 10,000,000 to 14,000,000; and (2) the amendment and restatement of the Company’s Certificate of Incorporation to (i) increase the total number of shares which the Company is authorized to issue from One Hundred Ten Million (110,000,000) shares to One Hundred Sixty Million (160,000,000) shares and (ii) increase the number of authorized shares designated as Common Stock, par value $0.0001, from One Hundred Million (100,000,000) shares to One Hundred Fifty Million (150,000,000) shares. Approval was obtained pursuant to an action by written consent of the stockholders taken by the holders of a majority of the outstanding shares of common stock of the Company, voting together as a single class, in accordance with Section 228 of the Delaware General Corporation Law with the same effect as if such actions were taken at a duly constituted meeting of the stockholders of the Company. See Items 5.02 and 5.03 above for further information.

Item 8.01.          Other Events.

The Company has previously filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 under the Securities Act that was declared effective on October 30, 2015 (the “Form S-1”). Pursuant to the Form S-1, the Company proposed to offer 10,000,000 shares of its authorized but unissued Common Stock at an offering price of $0.50 per share. On December 22, 2015, the board of directors of the Company determined that it was in the best interests of the Company to amend and modify the terms of the proposed offering by the Company under the Form S-1 to increase the number of shares to be offered by the Company to 16,666,666 shares and reduce the proposed offering price to $0.30 per share. The Company intends to file an amendment to the Form S-1 to reflect the amendment and modification of the terms of the proposed offering within 30 days of the Initial Closing Date, which amendment will also reflect the terms of the transactions made pursuant to the Purchase Agreement. We do not know when or if the proposed amendments to the Form S-1 will be approved by the Securities and Exchange Commission and the foregoing shall not be construed as, and does not constitute, an offer to sell or the solicitation of an offer to buy securities of the Company.

As required under the terms of the Purchase Agreement, within thirty (30) days after the Initial Closing Date, the Company will file a Form 8-A with the SEC for the purpose of having the Common Stock of the Company registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and has undertaken to effectuate such registration not later than ninety (90) days after the Initial Closing Date.

Item 9.01.          Financial Statements and Exhibits.

(b) Pro Forma Financial Information (Unaudited). Pro Forma Financial Information required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 22, 2015 and as currently in effect

10.1	Securities Purchase Agreement dated as December 23, 2015 by and among the Company and the Purchasers defined and identified therein.

10.2	Form of Secured Convertible Note issued under the Securities Purchase Agreement included as Exhibit 10.1.

10.3	Security Agreement dated as December 23, 2015 by and among the Company and the Collateral Agent and Secured Parties defined and identified therein.

10.4	Corporate Guaranty dated as December 23, 2015 entered into by Australian Sapphire Corporation as guarantor for the benefit of the Collateral Agent and the Lenders defined and identified therein.

10.5	Guarantor Security Agreement dated as December 23, 2015 by and among Australian Sapphire Corporation as guarantor and the Collateral Agent and Secured Parties defined and identified therein delivered in connection with the Corporate Guaranty included as Exhibit 10.4.

10.6	Personal Guaranty dated as December 23, 2015 entered into by Joseph Segelman as guarantor for the benefit of the Collateral Agent and the Lenders defined and identified therein.

10.7	Form of Common Stock Purchase Warrant issued under the Securities Purchase Agreement included as Exhibit 10.1

10.8	2015 Equity Incentive Plan, as amended and currently in effect

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2015	REIGN SAPPHIRE CORPORATION

	By:	/s/ Joseph Segelman
Name: Joseph Segelman
Title: Chief Executive Officer and President